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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Abaxis, Inc. of our reports dated April 25, 2002 (May 8, 2002 as to the ninth paragraph of Note 7), appearing in the Annual Report on Form 10-K/A of Abaxis, Inc. for the year ended March 31, 2002.


/s/ DELOITTE & TOUCHE LLP
San Jose, California
December 20, 2002